UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 26, 2008

VALENCE TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-20028	77-0214673
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

12303 Technology Boulevard,
Suite 950
Austin, Texas  78727
(Address of principal executive
offices)

(512) 527-2900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 30, 2008, Valence Technology, Inc. (the “Company”) announced the appointment of Ross A. Goolsby, as Chief Financial Officer of the Company, effective November 17, 2008.

Prior to joining the Company, Mr. Goolsby, 41, served as the Chief Financial Officer and Senior Vice President of Healthtronics, Inc. (NASDAQ: HTRN), a public healthcare company, from January 2007 to September 2008.  Prior to that, Mr. Goolsby served as the Chief Financial Officer, Vice President of Finance, and Secretary of Sigmatel, Inc., a publicly traded designer and manufacturer of mixed signal integrated circuits, from September 2001 to December 2006.  Sigmatel was acquired by Freescale Semiconductor in 2008.  From 1999 to 2001, Mr. Goolsby served as the Chief Financial Officer and as a Vice President of Utiliserve, Inc., a privately owned wholesale distributor serving the electrical utility industry.  Mr. Goolsby holds a Bachelors of Business Administration in Accounting from the University of Houston.

The Company and Mr. Goolsby entered into an employment letter agreement specifying certain matters regarding his employment, effective November 17, 2008.  Mr. Goolsby will receive an annual salary of $230,000.  In addition, Mr. Goolsby will be eligible for consideration of an annual bonus of up to 40% of his annual salary.  Any bonus will be at the discretion of the Company’s compensation committee.  As an inducement to his employment, Mr. Goolsby will be granted stock options to purchase 350,000 shares of the Company’s common stock with an exercise price equal to the closing price of the Company’s common stock on the NASDAQ Capital Market on the effective date of the grant, which is expected to be Monday, November 17, 2008, Mr. Goolsby’s first date of employment.  The options will vest over a three year period, with twenty-five percent of the options vesting on the six month anniversary of his commencement of employment and the remaining options vesting in equal installments quarterly over the next thirty months.  In the event that Mr. Goolsby is terminated for other than Good Cause (as defined in the employment letter agreement), all options that have vested, at the time of termination, will become exercisable within ninety days following the date of termination.  In the event of a Change in Control (as defined in the employment letter agreement), all options that have vested on the date of the Change in Control, plus those options scheduled to vest within six months of the date of the Change of Control, will become exercisable within ninety days following the date of the Change of Control.

The summary of the terms of the employment agreement with Mr. Goolsby is qualified in its entirety by the text of the agreement, a copy of which is attached to this Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

Item 7.01         Regulation FD Disclosure.

On September 30, 2008, the Company issued a press release titled “Valence Technology Announces Appointment of Ross Goolsby as Chief Financial Officer,” a copy of which is attached hereto as Exhibit 99.1.

In accordance with General Instruction B.2 of Form 8-K, the information contained in this Item 7.01, including the exhibit attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference into any filing under the Securities Exchange Act of 1934, as amended, or the Securities Act of 1933, as amended, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

Item 8.01         Other Events.

On September 26, 2008, Berg & Berg Enterprises, LLC (“Berg & Berg”) advanced to the Company $1,000,000 as a loan to be used to cover working capital requirements.  This loan was made pursuant to a previously announced agreement between the Company and Berg & Berg whereby Berg & Berg agreed to provide up to $10,000,000 in interim working capital loans from time to time in order to supplement the Company’s working capital and other financial needs.  This is the third working capital loan installment made pursuant to this agreement.  Currently, the Company has up to $2,500,000 in principal amount of working capital loans remaining under the agreement.

In connection with the advance made on September 26, 2008, the Company executed a promissory note (the “Promissory Note”) in the aggregate principal amount of $1,000,000 in favor of Berg & Berg.  The Promissory Note is payable on November 15, 2008 and bears interest at a rate of 8.0% per annum.  The managing member of Berg & Berg is Carl E. Berg, who is the Chairman of the Company’s Board of Directors and the principal stockholder of the Company.

This summary of the terms of the Promissory Note is qualified in its entirety by the text of the Promissory Note, a copy of which is attached to this Form 8-K as Exhibit 10.2 and is incorporated herein by reference.

Item 9.01         Financial Statements and Exhibits.

(d)           Exhibits

Exhibit 10.1	Employment Letter Agreement by and between Valence Technology, Inc. and Ross A. Goolsby.

Exhibit 10.2	Promissory Note, dated as of September 26, 2008.

Exhibit 99.1	Press Release, dated September 30, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 1, 2008	VALENCE TECHNOLOGY, INC.

	By:	/s/ Roger Williams
Roger Williams
Vice President, General Counsel and Assistant Secretary

EXHIBIT INDEX

Exhibit 10.1	Employment Letter Agreement by and between Valence Technology, Inc. and Ross A. Goolsby.

Exhibit 10.2	Promissory Note, dated as of September 26, 2008.

Exhibit 99.1	Press Release, dated September 30, 2008.